Exhibit 99.1

NEWS RELEASE
FOR RELEASE: IMMEDIATE
GATX CORPORATION REPORTS 2006 SECOND QUARTER RESULTS
     CHICAGO, July 27 - GATX Corporation (NYSE:GMT) today reported 2006 second quarter net income from continuing operations of $40.3 million or $.70 per diluted share compared to net income of $34.5 million or $.62 per diluted share in the second quarter of 2005. Net income from continuing operations for the first six months of 2006 was $88.2 million or $1.53 per diluted share, compared to $62.9 million or $1.14 per diluted share in the comparable prior year period.
     The 2006 second quarter and year-to-date results include the following items: lower depreciation on air assets previously targeted for sale generated after-tax benefits of $3.6 million or $.06 per diluted share in the second quarter and $7.0 million or $.11 per diluted share for the six-month period ended June 30, 2006; an enacted reduction in Canadian statutory tax rates generated a second quarter benefit of $5.9 million or $.10 per diluted share; and a net asset impairment loss on aircraft previously targeted for sale of $7.3 million after-tax or $.12 per diluted share in the second quarter. As actual aircraft sales are completed later this year, gains and maintenance reserve reversals are expected to more than offset this impairment amount. The 2005 second quarter and year-to-date net income includes $7.4 million or $.12 per diluted share of after-tax expenses associated with liability management.
     Operational highlights for the 2006 second quarter include:
•	Utilization of Rail’s North American fleet remained at 99% and lease renewal rates increased 15% over expiring rates on a basket of common car types.
•	Increasing asset prices enabled Specialty to take advantage of asset remarketing opportunities while continuing to grow lease income.
•	Air made significant progress in its strategy to expand aircraft management initiatives, increasing fee income substantially over prior year periods. Additionally, 25 of the 36 aircraft previously targeted for sale have been sold or are under letters of intent with buyers and the sale of GATX’s share of the Pembroke joint venture was completed subsequent to quarter end.
•	American Steamship Company (ASC) completed the purchase of the majority of the vessels in the Oglebay Norton Marine Services Company L.L.C. fleet and began the sailing season with strong demand.

     Brian A. Kenney, president and CEO of GATX, stated, “Results in the first half of 2006 highlight continued strength in our markets. Railcar demand is robust and we continue to achieve longer lease terms on renewals at improving rates. Air increased fee income from new management agreements while also proceeding as planned with the sales of targeted assets. Specialty’s year-to-date remarketing income essentially matched the high levels achieved in 2005 and income from marine joint ventures remains solid, though below the record levels achieved in 2005. Across GATX, remarketing income is being driven by our strategy to capitalize on high asset prices and improve overall portfolio quality by selectively selling certain assets.”
     Mr. Kenney concluded, “Based on stronger-than-expected results in Rail and Specialty and an expectation that market conditions will remain favorable, our full-year earnings outlook has improved. We now expect 2006 GAAP earnings to be in the range of $3.10 — $3.20 per diluted share, which includes an estimated $.40 per diluted share of tax benefits and benefits associated with aircraft previously targeted for sale.”
GATX RAIL
     Rail reported net income of $35.4 million in the second quarter of 2006, compared to $23.1 million in 2005. Year to date, Rail reported $60.2 million in net income versus $43.1 million for the first six months of 2005. Net income increased year over year primarily due to an increased number of cars on lease, higher average lease rates, improved contributions from European operations, and increased remarketing income. Additionally, an enacted reduction in Canadian statutory tax rates generated a second quarter benefit of $5.9 million.
     At June 30, 2006, Rail’s North American fleet totaled approximately 108,000 cars. North American fleet utilization was 99%, up from 98% at year end 2005 and comparable to the prior quarter. Rail acquired 1,273 cars for its fleet during the second quarter of 2006 and sold 1,091 cars.
     During the second quarter, lease renewal pricing on a basket of Rail’s most common car types increased approximately 15% over expiring lease rates, versus 14% in the prior quarter. Rail also extended the term on renewals during the second quarter to approximately 69 months, compared to 61 months in the prior quarter. This action of increasing lease term is expected to enable Rail to temper future earnings volatility.
     In macroeconomic data related to Rail’s business, North American manufacturing capacity utilization, as reported by the Federal Reserve, was 82% in June 2006, up from 80% in the same period 2005 and 81% in the first quarter 2006. Backlogs at the railcar manufacturers, as reported by the Railway Supply Institute, totaled 86,000 cars at the end of the second quarter 2006, up from approximately 60,000 during the same period 2005 and up from 69,000 at year end. Carloadings on the U.S. rails, excluding intermodal, as reported by the Association of American Railroads, increased 1.5% over 2005. Chemical shipments were down 2.5% during the first half of 2006 versus the prior year period, a result partially attributable to the lingering effect of last year’s hurricanes on chemical production in the Gulf Coast and Southeast regions.
GATX AIR
     Air reported net income of $2.6 million in the second quarter of 2006 compared to break even results in the prior year period. For the first six months of 2006, Air reported net income of $13.9 million compared to $4.8 million in the comparable 2005 period. The 2006 second quarter results include asset impairments on aircraft previously targeted for sale totaling $7.3 million after-tax. As actual aircraft sales are completed later this year, gains and maintenance reserve reversals are expected to more than offset this impairment amount. Additionally, second quarter and six-month results include approximately $3.6 million and $7.0 million, respectively, of after-tax benefit from lower depreciation on air assets targeted for sale. In the 2005 second quarter, Air reported a one-time operating lease expense of $3.0 million after-tax related to the restructuring of a lease with a bankrupt carrier.
     Fee income of $7.9 million in the first half of 2006 nearly doubled over the same period in 2005 due to higher management fees from third-party aircraft remarketing engagements. Lease rates on certain aircraft types continued to improve. In addition to substantially completing the remaining renewal calendar for 2006, Air took delivery of an A320-200 aircraft from Airbus and immediately placed the aircraft on lease.
     Air sold or has under letters of intent with buyers 25 of the 36 aircraft previously targeted for sale and completed the sale of its interest in the Pembroke joint venture subsequent to quarter end.
     An updated slide presentation summarizing the Air portfolio and market data is available at www.gatx.com.
GATX SPECIALTY
     Specialty reported net income of $8.4 million in the second quarter of 2006 compared to $23.8 million in the prior year period. The prior year second quarter reflected particularly strong remarketing activity, including $7.9 million of after-tax remarketing income related to one transaction from the managed portfolio. Year to date, Specialty reported net income of $26.8 million, compared to $33.8 million in the same period in 2005. The 2006 and 2005 year-to-date results both reflect very strong remarketing activity. The 2006 year-to-date results also reflect marine joint venture income that has slowed as expected from record levels in 2005 and lower warrant income than experienced in 2005.
     Specialty has added new industrial equipment finance assets and grown its owned portfolio in the first half of 2006. The Specialty portfolio currently consists of approximately $463 million of owned assets (including on and off balance sheet assets) and third-party managed portfolios totaling approximately $524 million.
COMPANY DESCRIPTION
     GATX Corporation (NYSE:GMT) provides lease financing and related services to customers operating rail, air, marine and other targeted assets. GATX is a leader in leasing transportation assets and controls one of the largest railcar fleets in the world. Applying over a century of operating experience and strong market and asset expertise, GATX provides quality assets and services to customers worldwide. GATX has been headquartered in Chicago, IL since its founding in 1898 and has traded on the New York Stock Exchange since 1916. For more information, visit the Company’s website at www.gatx.com.
TELECONFERENCE INFORMATION
GATX Corporation will host a teleconference to discuss 2006 second quarter results. Teleconference details are as follows:
Thursday, July 27th
11:00 A.M. Eastern Time
Domestic Dial-In:     1-800-706-6082
International Dial-In:  1-706-634-7421
Replay: 1-800-642-1687 / Access Code: 3016795
Call-in details, a copy of this press release and real-time audio access are available at www.gatx.com. Please access the call 15 minutes prior to the start time. Following the call, a replay will be available on the same site.
UPDATE ON AIR PORTFOLIO
GATX Corporation has updated its Air portfolio presentation, and the slides are currently available at www.gatx.com or by calling the GATX Investor Relations Department.

FORWARD-LOOKING STATEMENTS
Certain statements may constitute forward-looking statements made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. These statements are identified by words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “predict,” or “project” and similar expressions. This information may involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are based on reasonable assumptions, such statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected. Risks and uncertainties include, but are not limited to, general economic conditions; lease rates, utilization levels and operating costs in GATX’s primary asset segments; conditions in the capital markets; changes in GATX’s or GATX Financial Corporation’s credit ratings; dynamics affecting companies within the markets served by GATX; regulatory rulings that may impact the economic value and operating costs of assets; competitive factors in GATX’s primary markets including lease pricing and asset availability; changes in loss provision levels within GATX’s portfolio; impaired asset charges that may result from changing market conditions or implementation of portfolio management initiatives by GATX; the outcome of pending or threatened litigation and general market conditions in the rail, air, marine and other large-ticket industries. Other factors and unanticipated events could adversely affect our business operations and financial performance. We discuss certain of these matters more fully, as well as certain risk factors that may affect our business operations, financial condition and results of operations, in other of our filings with the SEC, including our Annual Report on Form 10-K/A. These risks, uncertainties and other factors should be carefully considered in evaluating the forward-looking statements. The forward-looking statements included in this press release are made only as of the date of this release, and we undertake no obligation to update these forward-looking statements to reflect subsequent events or circumstances.
FOR FURTHER INFORMATION CONTACT:
GATX Corporation
Rhonda S. Johnson
312-621-6262
rhonda.johnson@gatx.com
Investor, corporate, financial, historical financial, photographic and news release information may be found at www.gatx.com.
(07/27/06)
—Tabular Follows—

GATX CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(In Millions, Except Per Share Data)

	Three Months Ended		Six Months Ended
	June 30		June 30
	2006	2005	2006	2005
Gross Income
Lease income	$237.6	$216.4	$468.0	$432.1
Marine operating revenue	53.8	40.1	63.3	46.0
Interest income on loans	1.8	3.0	2.7	6.4
Asset remarketing income	8.4	22.4	34.1	32.8
Fees	4.5	3.5	11.0	7.1
Other income	15.2	18.6	31.7	39.0

Revenues	321.3	304.0	610.8	563.4
Share of affiliates’ earnings	27.2	31.3	54.5	54.2

Total Gross Income	348.5	335.3	665.3	617.6

Ownership Costs
Depreciation	51.6	49.4	98.1	101.2
Interest expense, net	47.4	40.8	89.6	82.5
Operating lease expense	42.3	50.9	89.0	94.4

Total Ownership Costs	141.3	141.1	276.7	278.1

Other Costs and Expenses
Maintenance expense	47.6	45.8	99.2	94.9
Marine operating expense	41.8	30.4	48.8	35.3
Selling, general and administrative	43.9	42.3	82.8	81.0
Asset impairment charges	11.7	1.3	13.9	3.4
Other expenses	7.0	20.2	13.9	27.5

Total Other Costs and Expenses	152.0	140.0	258.6	242.1

Income from Continuing Operations before Income Taxes	55.2	54.2	130.0	97.4
Income Taxes	14.9	19.7	41.8	34.5

Income from Continuing Operations	40.3	34.5	88.2	62.9

Discontinued Operations
Operating results, net of taxes	—	0.4	—	0.4

Total Discontinued Operations	—	0.4		0.4

Net Income	$40.3	$34.9	$88.2	$63.3

GATX CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(In Millions, Except Per Share Data)
(Continued)

	Three Months Ended		Six Months Ended
	June 30		June 30
	2006	2005	2006	2005
Per Share Data
Basic:
Income from continuing operations	$0.79	$0.69	$1.74	$1.26
Income from discontinued operations	—	0.01	—	0.01

Total	$0.79	$0.70	$1.74	$1.27

Average number of common shares (in thousands)	50,891	49,931	50,740	49,778

Diluted:
Income from continuing operations	$0.70	$0.62	$1.53	$1.14
Income from discontinued operations	—	0.01	—	0.01

Total	$0.70	$0.63	$1.53	$1.15

Average number of common shares and common share equivalents (in thousands)	62,063	61,039	61,888	60,794

Dividends declared per common share	$0.21	$0.20	$0.42	$0.40

GATX CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(In Millions)

	June 30	December 31
	2006	2005

Assets

Cash and Cash Equivalents	$147.1	$106.0
Restricted Cash	66.3	53.1

Receivables
Rent and other receivables	83.6	87.2
Finance leases	396.3	336.5
Loans	24.1	38.7
Less: Allowance for possible losses	(10.7)	(13.1)

	493.3	449.3

Operating Lease Assets, Facilities and Other
Rail	4,126.1	3,728.1
Air	1,345.0	1,298.9
Specialty	93.5	90.8
Other	361.8	234.9
Less: Allowance for depreciation	(1,969.0)	(1,891.1)

	3,957.4	3,461.6

Investments in Affiliated Companies	663.9	667.3
Goodwill	91.8	86.0
Other Assets	413.1	421.1

Total Assets	$5,832.9	$5,244.4

Liabilities and Shareholders’ Equity

Accounts Payable and Accrued Expenses	$149.7	$177.4

Debt
Commercial paper and bank credit facilities	318.3	57.0
Recourse	2,904.5	2,715.4
Nonrecourse	34.6	37.7
Capital lease obligations	57.1	62.5

	3,314.5	2,872.6

Deferred Income Taxes	718.5	683.4
Other Liabilities	501.1	488.7

Total Liabilities	4,683.8	4,222.1
Total Shareholders’ Equity	1,149.1	1,022.3

Total Liabilities and Shareholders’ Equity	$5,832.9	$5,244.4

GATX CORPORATION AND SUBSIDIARIES
SEGMENT DATA (UNAUDITED)
Three Months Ended June 30, 2006
(In Millions)

					GATX
	Rail	Air	Specialty	Other	Consolidated
Gross Income
Lease income	$192.7	$33.2	$9.6	$2.1	$237.6
Marine operating revenue	—	—	—	53.8	53.8
Interest income on loans	—	0.1	1.7	—	1.8
Asset remarketing income	5.7	—	2.7	—	8.4
Fees	0.4	3.4	0.6	0.1	4.5
Other income	14.7	0.1	1.0	(0.6)	15.2

Revenues	213.5	36.8	15.6	55.4	321.3
Share of affiliates’ earnings	5.5	12.1	9.6	—	27.2

Total Gross Income	219.0	48.9	25.2	55.4	348.5

Ownership Costs
Depreciation	36.3	11.2	1.5	2.6	51.6
Interest expense, net	24.3	15.3	4.7	3.1	47.4
Operating lease expense	40.9	0.5	1.0	(0.1)	42.3

Total Ownership Costs	101.5	27.0	7.2	5.6	141.3

Other Costs and Expenses
Maintenance expense	47.1	0.5	—	—	47.6
Marine operating expense	—	—	—	41.8	41.8
Selling, general and administrative	20.3	5.4	2.1	16.1	43.9
Asset impairment charges	0.1	11.6	—	—	11.7
Other expenses	5.9	0.4	0.7	—	7.0

Total Other Costs and Expenses	73.4	17.9	2.8	57.9	152.0

Income (Loss) before Income Taxes	44.1	4.0	15.2	(8.1)	55.2
Income Tax Provision (Benefit)	8.7	1.4	6.8	(2.0)	14.9

Net Income (Loss)	$35.4	$2.6	$8.4	$(6.1)	$40.3

GATX CORPORATION AND SUBSIDIARIES
SEGMENT DATA (UNAUDITED)
Three Months Ended June 30, 2005
(In Millions)

					GATX
	Rail	Air	Specialty	Other	Consolidated
Gross Income
Lease income	$180.5	$28.1	$7.8	$—	$216.4
Marine operating revenue	—	—	—	40.1	40.1
Interest income on loans	—	0.2	2.6	0.2	3.0
Asset remarketing income	1.3	0.1	21.0	—	22.4
Fees	0.4	1.9	1.2	—	3.5
Other income	16.3	—	2.4	(0.1)	18.6

Revenues	198.5	30.3	35.0	40.2	304.0
Share of affiliates’ earnings	6.9	11.8	12.6	—	31.3

Total Gross Income	205.4	42.1	47.6	40.2	335.3

Ownership Costs
Depreciation	31.5	14.9	1.0	2.0	49.4
Interest expense, net	19.5	14.4	5.2	1.7	40.8
Operating lease expense	44.7	5.4	0.9	(0.1)	50.9

Total Ownership Costs	95.7	34.7	7.1	3.6	141.1

Other Costs and Expenses
Maintenance expense	45.5	0.1	0.2	—	45.8
Marine operating expense	—	—	—	30.4	30.4
Selling, general and administrative	17.3	7.1	1.6	16.3	42.3
Asset impairment charges	0.9	—	0.4	—	1.3
Other expenses	9.6	0.3	(0.2)	10.5	20.2

Total Other Costs and Expenses	73.3	7.5	2.0	57.2	140.0

Income (Loss) from Continuing Operations before Income Taxes	36.4	(0.1)	38.5	(20.6)	54.2
Income Tax Provision (Benefit)	13.3	(0.1)	14.7	(8.2)	19.7

Income (Loss) from Continuing Operations	$23.1	$(0.0)	$23.8	$(12.4)	$34.5

GATX CORPORATION AND SUBSIDIARIES
SEGMENT DATA (UNAUDITED)
Six Months Ended June 30, 2006
(In Millions)

					GATX
	Rail	Air	Specialty	Other	Consolidated
Gross Income
Lease income	$383.1	$64.0	$18.8	$2.1	$468.0
Marine operating revenue	—	—	—	63.3	63.3
Interest income on loans	—	0.2	2.5	—	2.7
Asset remarketing income	11.7	—	22.4	—	34.1
Fees	0.8	7.9	2.2	0.1	11.0
Other income	29.0	0.3	2.2	0.2	31.7

Revenues	424.6	72.4	48.1	65.7	610.8
Share of affiliates’ earnings	9.1	25.9	19.5	—	54.5

Total Gross Income	433.7	98.3	67.6	65.7	665.3

Ownership Costs
Depreciation	70.2	22.2	3.1	2.6	98.1
Interest expense, net	45.2	29.5	9.3	5.6	89.6
Operating lease expense	86.1	1.1	2.0	(0.2)	89.0

Total Ownership Costs	201.5	52.8	14.4	8.0	276.7

Other Costs and Expenses
Maintenance expense	98.2	1.0	—	—	99.2
Marine operating expense	—	—	—	48.8	48.8
Selling, general and administrative	39.9	11.3	4.3	27.3	82.8
Asset impairment charges	0.3	10.7	2.9	—	13.9
Other expenses	12.1	0.8	0.9	0.1	13.9

Total Other Costs and Expenses	150.5	23.8	8.1	76.2	258.6

Income (Loss) before Income Taxes	81.7	21.7	45.1	(18.5)	130.0
Income Tax Provision (Benefit)	21.5	7.8	18.3	(5.8)	41.8

Net Income (Loss)	$60.2	$13.9	$26.8	$(12.7)	$88.2

GATX CORPORATION AND SUBSIDIARIES
SEGMENT DATA (UNAUDITED)
Six Months Ended June 30, 2005
(In Millions)

					GATX
	Rail	Air	Specialty	Other	Consolidated
Gross Income
Lease income	$358.8	$57.9	$15.4	$—	$432.1
Marine operating revenue	—	—	—	46.0	46.0
Interest income on loans	—	0.3	4.4	1.7	6.4
Asset remarketing income	8.2	1.1	23.5	—	32.8
Fees	0.9	4.1	2.1	—	7.1
Other income	31.5	0.2	7.5	(0.2)	39.0

Revenues	399.4	63.6	52.9	47.5	563.4
Share of affiliates’ earnings	10.0	22.2	22.0	—	54.2

Total Gross Income	409.4	85.8	74.9	47.5	617.6

Ownership Costs
Depreciation	66.6	30.6	2.0	2.0	101.2
Interest expense, net	42.1	27.7	10.1	2.6	82.5
Operating lease expense	86.7	5.9	2.0	(0.2)	94.4

Total Ownership Costs	195.4	64.2	14.1	4.4	278.1

Other Costs and Expenses
Maintenance expense	93.7	0.5	0.7	—	94.9
Marine operating expense	—	—	—	35.3	35.3
Selling, general and administrative	35.3	13.8	3.5	28.4	81.0
Asset impairment charges	1.9	—	1.5	—	3.4
Other expenses	16.9	0.4	0.4	9.8	27.5

Total Other Costs and Expenses	147.8	14.7	6.1	73.5	242.1

Income (Loss) from Continuing Operations before Income Taxes	66.2	6.9	54.7	(30.4)	97.4
Income Tax Provision (Benefit)	23.1	2.1	20.9	(11.6)	34.5

Income (Loss) from Continuing Operations	$43.1	$4.8	$33.8	$(18.8)	$62.9

GATX CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION (UNAUDITED)
(In Millions, Except Railcar Data)

	6/30/2006	12/31/2005	6/30/2005
Assets by Segment
Rail	$4,354.3	$4,076.8	$3,935.1
Air	1,747.5	1,770.6	2,019.7
Specialty	462.5	436.8	442.4
Other	435.2	290.6	317.6

Total Continuing Assets, Excluding Cash (a)	$6,999.5	$6,574.8	$6,714.8

Investment Volume (quarter)	280.1		94.2
Investment Volume (year to date)	396.4	520.5	188.5

Non-performing Investments	35.4	42.0	55.7

Capital Structure
Commercial Paper and Bank Credit Facilities, Net of Unrestricted Cash	171.2	(49.0)	(95.7)
Debt:
On Balance Sheet
Recourse	2,904.5	2,715.4	2,679.5
Nonrecourse	34.6	37.7	90.7

Off Balance Sheet
Recourse	1,028.9	1,129.7	1,154.0
Nonrecourse	351.1	359.8	366.1

Capital Lease Obligations	57.1	62.5	71.5

Total Borrowings, Net of Unrestricted Cash	$4,547.4	$4,256.1	$4,266.1
Total Recourse Debt (b)	4,161.7	3,858.6	3,809.3
Shareholders’ Equity and Allowance for Losses	1,159.8	1,035.4	1,117.2

Recourse Leverage	3.6	3.7	3.4

Asset Remarketing Income
Disposition Gains on Owned Assets	6.2		8.7
Residual Sharing Income	2.2		13.7

Asset Remarketing Income	8.4		22.4

North American Railcar Data		Full Year

Fleet Utilization	99%	98%	98%

Beginning Fleet Size	108,246	106,819	106,706
Additions	1,273	5,400	1,206
Scrapped/Sold	(1,578)	(4,068)	(1,359)

Ending Fleet Size	107,941	108,151	106,553
(a)	includes off balance sheet assets

(b)	Total Recourse Debt = On Balance Sheet Recourse + Off Balance Sheet Recourse + Capital Lease Obligations + Commercial Paper and Bank Credit Facilities, Net of Unrestricted Cash